    As filed with the Securities and Exchange Commission on December 17, 2001

                                                      Registration No. 333-_____
================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                     AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              DELAWARE                                         13-4018241
    -------------------------------                        -------------------
    (State or other jurisdiction of                         (I.R.S. Employer
     incorporation or organization)                        Identification No.)

          10700 BREN ROAD WEST
          MINNETONKA, MINNESOTA                                  55343
----------------------------------------                      ----------
(Address of Principal Executive Offices)                      (Zip Code)

                                   ----------

                     AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
                           2000 EQUITY INCENTIVE PLAN
                     ---------------------------------------
                            (Full title of the plan)

                                DOUGLAS W. KOHRS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.
                              10700 BREN ROAD WEST
                              MINNETONKA, MN 55343
                                 (952) 933-4666
                   ------------------------------------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

========================== =============== =========================== ============================ =================
 TITLE OF SECURITIES TO     AMOUNT TO BE   PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE      AMOUNT OF
      BE REGISTERED        REGISTERED (1)      PRICE PER UNIT (2)          OFFERING PRICE (2)       REGISTRATION FEE
-------------------------- --------------- --------------------------- ---------------------------- -----------------
Voting Common Stock
par value $.01 per share      1,455,000           $18.085                       $26,313,675               $6,289
========================== =============== =========================== ============================ =================


(1) Represents the increase in the total number of shares reserved for issuance under the 2000 Equity Incentive Plan. An aggregate of 4,011,750 shares has been previously registered under a registration statement on Form S-8 (SEC File No. 333-43536), with respect to the 2000 Equity Incentive Plan and the Employee Stock Purchase Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this registration statement also includes an indeterminate number of additional shares as may be issued as a result of anti-dilution provisions contained in the 2000 Equity Incentive Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(c) and (h) under the Securities Act as follows: (i) with respect to options to purchase shares previously granted under the 2000 Equity Incentive Plan, on the basis of the weighted average exercise price of these option grants, and (ii) with respect to options to be granted under the 2000 Equity Incentive Plan, on the basis of the average between the high and low sales prices of the registrant's common stock on December 11, 2001 on the Nasdaq National Market, as reported by Nasdaq.


================================================================================

                     STATEMENT UNDER GENERAL INSTRUCTION E -
                        REGISTRATION OF ADDITIONAL SHARES

                                Explanatory Note

         The registrant, American Medical Systems Holdings, Inc. ("AMS"), previously filed a registration statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-43536) in connection with the registration of an aggregate of 4,011,750 shares of AMS' voting common stock, $.01 par value per share, to be issued under AMS' Employee Stock Purchase Plan and 2000 Equity Incentive Plan.

         Pursuant to General Instruction E of Form S-8, this registration statement is filed by AMS solely to register an additional 1,455,000 shares of voting common stock reserved for issuance under AMS' 2000 Equity Incentive Plan. This increase was approved by AMS' Board of Directors on September 28, 2001, subject to approval by the AMS stockholders. On November 29, 2001, the AMS stockholders approved the increase in the number of shares reserved for issuance under the 2000 Equity Incentive Plan. Pursuant to General Instruction E, the contents of AMS' previously filed registration statement on Form S-8 (SEC File No. 333-43536), all annual and periodic reports that AMS filed, or will file, after the effective date of this registration statement to maintain current information about AMS, and the contents of its previously filed registration statement on Form S-1 (SEC File No. 333-62432), together with all amendments thereto, which was declared effective by the SEC on June 26, 2001 as well as the prospectus filed with the SEC on June 28, 2001 pursuant to Rule 424(b)(1) and
(3) promulgated under the Securities Act, in connection with the registration statement on Form S-1 (SEC File No. 333-62432) in which there is set forth the audited financial statements for AMS' fiscal years ended December 31, 1999 and 2000, are hereby incorporated by reference into this registration statement pursuant to General instruction E of Form S-8, as well as.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

EXHIBIT NO.
-----------
5.1           Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

23.1          Consent of Ernst & Young LLP (filed herewith electronically).

23.4          Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).

24.1          Power of Attorney (included on the signature page to this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on December 12, 2001.

                                       AMERICAN MEDICAL SYSTEMS HOLDINGS, INC.

                                       By: /s/ DOUGLAS W. KOHRS
                                           -------------------------------------
                                           Douglas W. Kohrs
                                           President and Chief Executive Officer

                                       By: /s/ M. JAMES CALL
                                           -------------------------------------
                                           M. James Call
                                           Executive Vice President, Chief
                                           Financial Officer and Secretary


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Douglas
W. Kohrs and M. James Call, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on December 12, 2001 by the following persons in the capacities indicated.

SIGNATURE                                                     TITLE
---------                                                     -----
/s/ DOUGLAS W. KOHRS                                  President and Chief Executive Officer and
--------------------------------------------          Director (Principal Executive Officer)
Douglas W. Kohrs

/s/ M. JAMES CALL                                     Executive Vice President, Chief Financial Officer and
--------------------------------------------          Secretary (Principal Financial and Accounting Officer)
M. James Call

/s/ RICHARD B. EMMITT
--------------------------------------------
Richard B. Emmitt                                     Director

/s/ CHRISTOPHER H. PORTER, PH. D.
--------------------------------------------
Christopher H. Porter, Ph. D.                         Director

/s/ DAVID W. STASSEN
--------------------------------------------
David W. Stassen                                      Director

/s/ A. JAY GRAF
--------------------------------------------
A. Jay Graf                                           Director

/s/ ELIZABETH H. WEATHERMAN
--------------------------------------------
Elizabeth H. Weatherman                               Director

/s/ JAMES T. TREACE
--------------------------------------------
James T. Treace                                       Director

                                INDEX TO EXHIBITS

 NO.                              ITEM                                    METHOD OF FILING
---                               ----                                    ----------------
5.1       Opinion of Oppenheimer Wolff & Donnelly LLP..............Filed herewith electronically.

23.1      Consent of Ernst & Young LLP.............................Filed herewith electronically.

23.4      Consent of Oppenheimer Wolff & Donnelly LLP..............Included in Exhibit 5.1.

24.1      Power of Attorney........................................Included on the signature page to this
                                                                   Registration Statement